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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                                    FORM 8-K


                                 CURRENT REPORT




     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported):
                                   May 1, 2000





                     CENTRAL ILLINOIS PUBLIC SERVICE COMPANY
             (Exact name of registrant as specified in its charter)




          Illinois                   1-3672                       37-0211380
(State or other jurisdiction      (Commission                 (I.R.S. Employer
     of incorporation)            File Number)               Identification No.)




               607 East Adams Street, Springfield, Illinois 62739
              (Address of principal executive offices and Zip Code)






       Registrant's telephone number, including area code: (217) 523-3600


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ITEM 5. OTHER EVENTS

     Reference is made to Item 1. Business under the captions "General", Item 2. Properties and Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations under the caption "Overview" and "Electric Industry Restructuring" in the Registrant's Form 10-K for the year ended December 31, 1999, for a discussion of the Registrant's plan to transfer its electric generating facilities to a new nonregulated subsidiary of Ameren Corporation (Ameren), the Registrant's parent company, pursuant to Illinois' Electric Service Customer Choice and Rate Relief Law of 1997.

     On May 1, 2000, following the receipt of all required State and Federal regulatory approvals, the Registrant transferred its electric generating assets and liabilities to a newly created nonregulated affiliate, Ameren Energy Generating Company (Generating Company), a wholly-owned subsidiary of Ameren, in exchange for a promissory note from Generating Company in the principal amount of approximately $600 million (the net book value of the assets and liabilities) and Generating Company common stock. The promissory note has a term of five years and bears interest at 7% based on a 10-year amortization. The transferred assets represent a generating capacity of approximately 2,900 megawatts. Approximately 45% of the Registrant's employees were transferred to Generating Company as a part of the transaction.

     Also on May 1, 2000, an electric power supply agreement was entered into between Generating Company and its newly created nonregulated affiliate, Ameren Energy Marketing Company (Marketing Company). On the same date, Marketing Company entered into an electric power supply agreement with the Registrant to supply it sufficient power to meet native load requirements. This agreement expires December 31, 2004. Power will continue to be jointly dispatched between Union Electric Company, another subsidiary of Ameren, and Generating Company.

     The creation of the new subsidiaries and the transfer of Registrant's generating assets and liabilities did not have a material effect on the Registrant's financial position, results of operation or liquidity.



                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                             CENTRAL ILLINOIS PUBLIC
                                               SERVICE COMPANY
                                                (Registrant)


                                             By    /s/ Warner L. Baxter
                                                 ------------------------
                                                       Warner L. Baxter
                                             Vice President and Controller
                                             (Principal Accounting Officer)

Date: May 5, 2000



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